SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2003

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337 Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description
99.1	Copy of press our release dated March 16, 2004

Item 9. Regulation FD Disclosure.

On March 16, 2004, we announced that our Board of Directors had declared a cash dividend of $0.1425 per share of our common stock, payable on April 12, 2004 to shareholders of record on March 30, 2004. A copy of our press release is attached as Exhibit 99.1 to this Report and is incorporated by reference into this Report.

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. For the purposes of these discussions, any statement that is not a statement of historical fact may be considered to be a forward looking statement. Those statements usually will contain words such as “may,” “will,” “expect,” “likely,” “believe,” “estimate,” or similar terms, or other statements concerning our opinions or judgments, and they are subject to known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from the way they are described. We have based those forward-looking statements on our current expectations and projections about future events. However, the accuracy of those statements could be affected by a variety of factors, including but not limited to, the financial success or changing conditions or strategies of our bank or our customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date: March 16th, 2004	By:	/S/ Gary M. Adams
Gary M. Adams
Chief Financial Officer

2